                                 Exhibit 11.1
                   FIRST PACIFIC NETWORKS, INC. AND SUBSIDIARIES
                          COMPUTATION OF LOSS PER SHARE
                    (in thousands, except per share amounts)

                                                       1994      1995     1996
                                                     --------  --------  --------

Weighted average common shares outstanding
 for the year.....................................     19,050    20,644    25,408
Common equivalent shares puruant to Staff
 Accounting Bulletin No. 83.......................       --        --        --
Common equivalent shares assuming conversion of
 stock options under the treasury stock method....       --        --        --
Common equivalent shares assuming conversion of
 stock warrants under the treasury stock method...       --        --        --
                                                     --------  --------  --------
Shares used in primary loss per share calculation.     19,050    20,644    25,408
Other dilutive shares assuming conversion of stock
 options under the treasury stock method..........       --        --        --
Other dilutive shares assuming conversion of stock
 warrants under the treasury stock method.........       --        --        --
Other dilutive shares assuming conversion of
 convertible debt under the treasury stock
 method...........................................       --        --        --
                                                     --------  --------  --------
Shares used in fully diluted loss per share
 calculation......................................     19,050    20,644    25,408
                                                     --------  --------  --------
                                                     --------  --------  --------
Net loss used in per share calculations...........   $(33,579) $(27,049) $(17,048)
                                                     --------  --------  --------
                                                     --------  --------  --------
Primary loss per share............................     $(1.76)   $(1.31)   $(0.67)
                                                     --------  --------  --------
                                                     --------  --------  --------
Fully diluted loss per share......................     $(1.76)   $(1.31)   $(0.67)
                                                     --------  --------  --------
                                                     --------  --------  --------

Dilutive common stock warrants and stock options have not been included in the calculation of common and common equivalent shares used to calculate net loss per share, as their inclusion would be antidilutive.